C0000000230 | M

104598

Number

00000000

JUST ENERGY GROUP INC.

Shares

*****0*********

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

THIS CERTIFIES THAT SPECIMEN

CUSIP 48213W101

IS THE REGISTERED HOLDER OF

ISIN CA48213W1014

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

JUST ENERGY GROUP INC.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated: Dec 13, 2011

President

Chief Financial Officer

VOID

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(GOLDEN)
TRANSFER AGENT AND REGISTRAR

By ____________________
Authorized Officer

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(TORONTO)
TRANSFER AGENT AND REGISTRAR

By ____________________
Authorized Officer

VOID

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Toronto, ON and Computershare Trust Company, N.A. in Golden, CO

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

CSAE_LIVE_CARD_C01.MTI . P/LLS000001.0001